Exhibit 99.1

PROS HOLDINGS, INC. REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

•	Annual Recurring Revenue of $93.8 million, an increase of 19% over the third quarter of 2014.

•	Total Contract Value bookings of $30.8 million, an increase of 26% over the third quarter of 2014.

•	Free Cash Flow of $1.7 million for the nine months ended September 30, 2015, as compared with a free cash flow use of $5.3 million for the same period in 2014.

HOUSTON – November 5, 2015 — PROS Holdings, Inc. (NYSE: PRO), a revenue and profit realization company, today announced financial results for the third quarter ended September 30, 2015.

Annual Recurring Revenue ("ARR") was $93.8 million, an increase of 19% over the third quarter of 2014.

Total Contract Value ("TCV") bookings were $30.8 million, an increase of 26% over the third quarter of 2014.

Annual Contract Value ("ACV") bookings were $4.5 million, an increase of 20% over the third quarter of 2014.

Total non-GAAP revenue for the third quarter of 2015 was $41.7 million, a decrease of 14% over the third quarter of 2014.

CEO Andres Reiner stated, “The opportunity for PROS to lead the market with revenue and profit realization solutions continues to crystallize and strengthen. Our long-standing commitment to delivering rapid innovation and helping customers outperform underscored our third quarter performance, with customers continuing to extend and expand their partnerships with PROS at an accelerating rate. We believe we could have done even better as we experienced extended sales cycles on a few deals in the quarter. With our focus on delivering innovation and customer success, and with the operational adjustments we are making to further drive execution, we are well-positioned to capitalize on the long-term growth opportunity.”

For the nine months ended September 30, 2015, free cash flow was $1.7 million, which was up from a free cash flow use of $5.3 million in the corresponding period of 2014.

For the quarter ended September 30, 2015, GAAP revenue was $40.9 million, a 13% decrease from $46.7 million for the third quarter of 2014. GAAP operating loss was $15.9 million, compared with $3.7 million in the third quarter of 2014. GAAP net loss for the third quarter was $18.2 million or $0.61 per share, compared with $3.7 million, or $0.13 per share, in the third quarter of 2014.

For the quarter ended September 30, 2015, non-GAAP operating loss was $6.4 million, compared with operating income of $5.5 million in the third quarter of 2014. Non-GAAP net loss for the third quarter of 2015 was $4.7 million, or $0.16 per share, compared with net income of $3.4 million, or $0.11 per share, in the third quarter of 2014.

Recent Business Highlights

•	Continued to extend and expand partnerships with existing customers, including Austrian Airlines AG, Avis Budget Group, Inc., Fonterra Co-operative Group, and Qantas Airways Limited, among others.

•	Featured customer and partner successes with presentations at Dreamforce by Accenture, ERT, Fonterra Co-operative Group, HP and Siemens Building Technologies.

•
Introduced fast configuration for CPQ, an intelligent capability that recommends and automates optimal product configurations with a single click based on buyer preferences, accelerating quote turnaround times, increasing quote accuracy, and improving the customer buying experience.

•
Introduced data science innovation for Group Sales Optimizer to further pinpoint revenue growth opportunities for airlines by predicting and anticipating group passenger fulfillment rates, helping airlines further improve customer experience and optimize capacity.

•
Strengthened leadership position in the CRM community with a “Rising Star” award in CRM magazine’s 2015 Annual Market Awards, honoring companies in key areas of innovation that are building solutions and partnerships that leverage CRM investments.

•	Announced Outperform 2016 conferences, with the Americas event on January 27-29, 2016 in Orlando, Fla., and the Europe event on March 2-4, 2016 in Paris, France.

Executive Vice President and Chief Financial Officer Stefan Schulz stated, “We are pleased with the momentum in our subscription business, evidenced by 19% year-over-year growth in ARR, the best predictor of forward growth. At the same time, we were disappointed that our ACV bookings fell short of our expectations. Our long-term strategic view continues to strengthen as we calibrate the business to continue executing on our cloud-first strategy, which is reflected in our increased outlook for ARR for the full year.”

The attached tables provide a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP revenue, gross profit, income (loss) from operations, and net income (loss), as well as earnings (loss) per share.

Financial Outlook

Based on information as of today, PROS anticipates the following:

•	ARR in the range of $99 million to $101 million for the year 2015, an increase of 18% year over year at the mid-point.

•	ACV bookings of at least $10 million for the fourth quarter of 2015, and at least $25 million for the full year 2015.

•	TCV bookings of at least $53 million for the fourth quarter of 2015, and at least $151 million for the full year 2015.

•
Non-GAAP subscription revenue in the range of $7.5 million to $7.9 million for the fourth quarter of 2015, and in the range of $28.7 million to $29.1 million for the full year 2015, an increase of 12% year over year at the mid-point for the full year 2015.

•	Total non-GAAP revenue in the range of $40.7 million to $42.7 million for the fourth quarter of 2015, and total non-GAAP revenue in the range of $170 million to $172 million for the full year 2015.

•
Non-GAAP loss per share of $0.19 to $0.21 for the fourth quarter of 2015, which excludes estimated non-cash share-based compensation charges of approximately $6.9 million, estimated intangible amortization of approximately $1.1 million, amortization of debt discount and issuance costs of approximately $1.6 million, and any tax consequences related to such items. Non-GAAP loss per share is based on estimated 29.7 million basic weighted average shares outstanding and 36% non-GAAP estimated tax rate for the fourth quarter of 2015.

•	Adjusted EBITDA margin is expected to be negative 9% at the mid-point of the revenue guidance for the full year 2015.

•	Free cash flow use in the range of $3 million to $5 million for the fourth quarter, and $1 million to $3 million use for the full year 2015.

Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on November 5, 2015, at 4:45 p.m. (ET) to discuss the company’s financial results and business outlook. To access this call, dial 888-438-5524 (toll-free) or 719-325-2432, and enter passcode 789139. The live webcast of the conference call can be accessed under the “Investor Relations” section of the Company’s website at www.PROS.com.

Following the conference call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.PROS.com. A telephone replay will be available until November 12, 2015, at 877-870-5176 (toll-free) or 858-384-5517 using the passcode 789139. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s website at www.PROS.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a revenue and profit realization company that helps B2B and B2C customers realize their potential through the blend of simplicity and data science. PROS offers solutions to help accelerate sales, formulate winning pricing strategies and align product, demand and availability. PROS revenue and profit realization solutions are designed to allow customers to experience meaningful revenue growth, sustained profitability and modernized business processes. To learn more, visit www.PROS.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance; positioning; management's confidence and optimism; customer successes; partner ecosystem growth; demand for pricing and sales effectiveness solutions; business predictability; ARR; bookings; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk that PROS will face increased competition as part of entering new markets, (b) the risk that the market for PROS’ software does not grow as anticipated, (c) the challenges associated with selling, installing, and delivering PROS' products and services, (d) risks related to our cloud-first strategy, (e) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (f) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (g) the risk that PROS will be unable to integrate our acquisitions effectively and on the timeline we anticipate, (h) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (i) the risk that PROS will not be able to maintain historical maintenance renewal rates, (j) personnel and other risks associated with growing a business generally, (k) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (l) the impact of currency fluctuations on PROS’ results of operations, (m) civil and political unrest in regions in which PROS operates, (n) the risk that reseller and other relationships do not increase sales of PROS’ solutions and (o) the risk that fluctuations in PROS' earnings by jurisdiction could require changes in our valuation allowance against our deferred tax assets resulting in non-cash charges in future periods to our income tax provision and related effective tax rate. Additional information relating to the uncertainty affecting the PROS business is contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income (loss) from operations, annual recurring revenue, annual contract value bookings, total contract value bookings, adjusted EBITDA margin, amortization of convertible debt discount and debt issue costs, tax rate, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud-first transition.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP revenue, non-GAAP income (loss) from operations, annual recurring revenue, total contract value bookings, annual contract value bookings, and non-GAAP tax rates (collectively the "non-GAAP financial measures") as follows:

Non-GAAP revenue: Business combination accounting principles under GAAP require us to recognize the fair value of software subscription, maintenance and professional services contracts assumed in our acquisitions of SignalDemand, Inc. and PROS France SAS (formerly Cameleon Software SA). A portion of these software subscription and professional services are deferred and typically recognized over the term of the software subscription contract, so our GAAP revenues during the term of the contract after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred software subscription and professional services revenues were not written down to fair value. The revenue for maintenance is deferred and typically recognized over a one-year period, so our GAAP revenues for the one-year period after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred maintenance revenue was not written down to fair value. The non-GAAP revenue adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Non-GAAP income from operations: Non-GAAP income from operations includes the non-GAAP revenue discussed above and also excludes the impact of non-recurring acquisition-related expenses, stock-based compensation, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, recovery of bankruptcy claims, severance, as well as the tax consequences associated with stock-based compensation costs arising from our acquisitions. Non-GAAP income from operations excludes the following items from non-GAAP estimates:

•
Acquisition-Related Expenses: Acquisition-related expenses include transaction fees, due diligence costs and other one-time direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing and size of the acquisitions. We exclude acquisition-related expenses to provide investors a method to compare our operating results to prior periods and to peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our Senior Notes due 2019. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

•
Impairment of Internal-Use Software: We review the software that has been capitalized for impairment when events or changes in circumstances indicate the software might be impaired. From time to time, we may determine that an impairment is required under GAAP. Since the impairment of internal-use software can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude any such impairments in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue which includes both subscription and maintenance contracts, and excluding perpetual license, term license and service agreements, that are current and contracted with a future start date. ARR should be viewed independently of revenue and any other GAAP measure.
Total Contract Value Bookings: Total Contract Value ("TCV") bookings are comprised of the total value of new customer contracts closed during a specified period, excluding maintenance in excess of one year, and including license, maintenance, services, term license and subscription renewals, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and our bookings growth projections are not meant as a substitute measure for revenue in accordance with GAAP. We believe our annual bookings growth projection is useful to investors as an additional means to reflect our annual business performance.
Annual Contract Value Bookings: Annual Contract Value ("ACV") bookings are comprised of the estimated annual value of our TCV bookings. ACV bookings are comprised of annual maintenance and subscriptions, one seventh of the license TCV, and excludes services and subscription renewals. ACV should be viewed independently of revenue and any other GAAP measure.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net loss (income) before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of the deferred revenue write-down from our acquisitions of SignalDemand, Inc. and Cameleon Software SA, the impact of non-recurring acquisition-related expenses, tax consequences associated with the stock-based compensation costs arising from our acquisitions, amortization of acquisition-related intangibles, depreciation and amortization, impairment of internal-use software and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net income (loss) as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized internal-use software development costs.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact: PROS Investor Relations
713-335-5879
ir@pros.com

Media Contact: PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	September 30, 2015	December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$134,948	$161,019
Short-term investments	22,497	—
Accounts and unbilled receivables, net of allowance of $1,000 and $868, respectively	50,490	71,095
Prepaid and other current assets	8,916	8,075
Restricted cash - current	100	100
Total current assets	216,951	240,289
Property and equipment, net	16,338	15,788
Intangibles, net	15,420	20,195
Goodwill	20,747	21,563
Other long-term assets	1,699	2,290
Total assets	$271,155	$300,125
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$6,770	$10,564
Accrued liabilities	4,132	5,355
Accrued payroll and other employee benefits	10,244	15,154
Deferred revenue	63,113	57,313
Total current liabilities	84,259	88,386
Long-term deferred revenue	3,935	1,121
Convertible debt, net	114,847	110,448
Other long-term liabilities	1,014	1,171
Total liabilities	204,055	201,126
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 34,098,544 and 33,477,810 shares issued, respectively; 29,680,959 and 29,060,225 shares outstanding, respectively	34	34
Additional paid-in capital	152,078	134,375
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated deficit	(67,303)	(19,223)
Accumulated other comprehensive loss	(3,771)	(2,249)
Total stockholders’ equity	67,100	98,999
Total liabilities and stockholders’ equity	$271,155	$300,125

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
License	$5,980	$11,844	$26,564	$36,039
Services	12,273	13,764	32,100	38,959
Subscription	6,886	6,775	20,966	16,901
Total license, services and subscription	25,139	32,383	79,630	91,899
Maintenance and support	15,727	14,336	46,604	40,101
Total revenue	40,866	46,719	126,234	132,000
Cost of revenue:
License	51	64	242	191
Services	9,138	10,152	27,064	29,506
Subscription	3,105	1,523	9,330	6,015
Total license, services and subscription	12,294	11,739	36,636	35,712
Maintenance and support	2,972	2,538	9,361	7,864
Total cost of revenue	15,266	14,277	45,997	43,576
Gross profit	25,600	32,442	80,237	88,424
Operating expenses:
Selling and marketing	19,639	15,252	55,810	44,852
General and administrative	9,626	9,170	29,786	26,292
Research and development	12,201	11,115	35,098	32,647
Acquisition-related	—	625	—	2,594
Impairment charge	—	—	—	2,130
Loss from operations	(15,866)	(3,720)	(40,457)	(20,091)
Convertible debt interest and amortization	(2,234)	—	(6,642)	—
Other expense, net	(152)	(466)	(571)	(2,009)
Loss before income tax provision	(18,252)	(4,186)	(47,670)	(22,100)
Income tax (benefit) provision	(70)	(257)	410	(2,057)
Net loss	$(18,182)	$(3,929)	$(48,080)	$(20,043)
Net loss attributable to non-controlling interest	—	(195)	—	(858)
Net loss attributable to PROS Holdings, Inc.	(18,182)	(3,734)	(48,080)	(19,185)
Net loss per share attributable to PROS Holdings, Inc.:
Basic	$(0.61)	$(0.13)	$(1.63)	$(0.66)
Diluted	$(0.61)	$(0.13)	$(1.63)	$(0.66)
Weighted average number of shares:
Basic	29,649	29,000	29,530	28,875
Diluted	29,649	29,000	29,530	28,875

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2015	2014
Operating activities:
Net loss	$(48,080)	$(20,043)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,923	7,967
Amortization of debt discount and issuance costs	4,485	—
Share-based compensation	21,381	16,530
Deferred income tax, net	138	(238)
Provision for doubtful accounts	132	(290)
Impairment charge	—	2,130
Changes in operating assets and liabilities:
Accounts and unbilled receivables	20,474	5,024
Prepaid expenses and other assets	(383)	(6,375)
Accounts payable and other liabilities	(3,330)	(3,222)
Accrued liabilities	364	448
Accrued payroll and other employee benefits	(4,909)	(932)
Deferred revenue	8,609	2,108
Net cash provided by operating activities	6,804	3,107
Investing activities:
Purchase of property and equipment	(4,856)	(6,290)
Acquisition of PROS France, net of cash acquired	—	(22,048)
Capitalized internal-use software development costs	(233)	(2,166)
Change in restricted cash	—	37,396
Purchases of short-term investments	(55,176)	—
Proceeds from maturities of short-term investments	32,700	—
Net cash (used in) provided by investing activities	(27,565)	6,892
Financing activities:
Exercise of stock options	433	1,055
Proceeds from employee stock plans	839	335
Tax withholding related to net share settlement of restricted stock units	(4,966)	(12,462)
Payment of contingent consideration for PROS France	(1,304)	—
Payments of notes payable	(212)	—
Debt issuance costs related to convertible debt	(408)	—
Increase in PROS' ownership in PROS France	—	(3,621)
Net cash used in financing activities	(5,618)	(14,693)
Effect of foreign currency rates on cash	308	419
Net change in cash and cash equivalents	(26,071)	(4,275)
Cash and cash equivalents:
Beginning of period	161,019	44,688
End of period	$134,948	$40,413

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months Ended September 30,		Quarter over Quarter	For the Nine Months Ended September 30,		Year over Year
	2015	2014	% change	2015	2014	% change
GAAP revenue	$40,866	$46,719	(13)%	$126,234	$132,000	(4)%
Non-GAAP adjustment:
Acquisition-related deferred revenue write-down	868	$1,994		3,065	$6,067
Non-GAAP revenue	$41,734	$48,713	(14)%	$129,299	$138,067	(6)%

GAAP gross profit	$25,600	$32,442	(21)%	$80,237	$88,424	(9)%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	328	1,177		1,167	3,641
Acquisition-related foreign taxes on equity grants	—	—		—	68
Amortization of intangible assets	553	623		1,659	1,863
Share-based compensation	852	864		2,896	2,546
Non-GAAP gross profit	$27,333	$35,106	(22)%	$85,959	$96,542	(11)%

Non-GAAP gross margin	65.5%	72.1%		66.5%	69.9%

GAAP loss from operations	$(15,866)	$(3,720)	327%	$(40,457)	$(20,091)	101%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	328	1,177		1,167	3,641
Acquisition-related expenses	—	625		—	2,594
Acquisition-related foreign taxes on equity grants	—	—		—	942
Amortization of intangible assets	1,703	1,293		3,866	4,018
Accretion expense for acquisition-related contingent consideration	—	57		22	182
Impairment of internal-use software due to acquisition	—	—		—	2,130
Recovery of bankruptcy claim	—	—		(626)	—
Severance	756	—		756	—
Share-based compensation	6,631	6,075		21,381	16,379
Total Non-GAAP adjustments	$9,418	$9,227		$26,566	$29,886
Non-GAAP (loss) income from operations	$(6,448)	$5,507	(217)%	$(13,891)	$9,795	(242)%

Non-GAAP (loss) income from operations % of total revenue	(15.5)%	11.3%		(10.7)%	7.1%

GAAP net loss	(18,182)	(3,929)	363%	$(48,080)	$(20,043)	140%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting (loss) income from operations	9,418	9,227		26,566	29,886
Amortization of debt discount and issuance costs	1,514	—		4,485	—
Acquisition-related foreign currency loss	—	—		—	593
Tax impact related to non-GAAP adjustments	2,566	(1,961)		6,376	(5,157)
Non-GAAP net (loss) income	$(4,684)	$3,337	(240)%	$(10,653)	$5,279	(302)%
Non-GAAP loss attributable to non-controlling interest	—	(38)		—	(106)
Non-GAAP (loss) income attributable to PROS Holdings, Inc.	$(4,684)	3,375		$(10,653)	$5,385

Non-GAAP diluted (loss) earnings per share attributable to PROS Holdings, Inc.	$(0.16)	$0.11		$(0.36)	$0.18

Shares used in computing non-GAAP earnings per share	29,649	30,349		29,530	30,319

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue Items
Acquisition-related deferred revenue write-down - license revenue	—	44	—	44
Acquisition-related deferred revenue write-down - service revenue	823	1,125	2,766	3,276
Acquisition-related deferred revenue write-down - subscription revenue	20	593	224	1,941
Acquisition-related deferred revenue write-down - maintenance revenue	25	232	75	806
Total revenue items	$868	$1,994	$3,065	$6,067

Cost of License Items
Amortization of intangible assets	10	12	31	37
Total cost of license items	$10	$12	$31	$37

Cost of Services Items
Acquisition-related deferred cost write-down	(540)	(817)	(1,898)	(2,426)
Acquisition-related foreign taxes on equity grants	—	—	—	50
Amortization of intangible assets	—	20	—	60
Share-based compensation	754	758	2,505	2,209
Total cost of services items	$214	$(39)	$607	$(107)

Cost of Subscription Items
Acquisition-related foreign taxes on equity grants	—	—	—	18
Amortization of intangible assets	382	397	1,145	1,191
Share-based compensation	35	47	200	174
Total cost of subscription items	$417	$444	$1,345	$1,383

Cost of Maintenance Items
Amortization of intangible assets	161	194	483	575
Share-based compensation	63	59	191	163
Total cost of maintenance items	$224	$253	$674	$738

Sales and Marketing Items
Acquisition-related foreign taxes on equity grants	—	—	—	196
Amortization of intangible assets	1,067	571	1,956	1,858
Severance	342	—	342	—
Share-based compensation	2,229	1,769	6,541	4,693
Total sales and marketing items	$3,638	$2,340	$8,839	$6,747

General and Administrative Items
Acquisition-related foreign taxes on equity grants	—	—	—	416
Accretion expense for acquisition-related contingent consideration	—	57	22	182
Amortization of intangible assets	83	99	251	297
Recovery of bankruptcy claim	—	—	(626)	—
Share-based compensation	2,280	2,198	8,000	5,715
Total general and administrative items	$2,363	$2,354	$7,647	$6,610

Research and Development Items
Acquisition-related foreign taxes on equity grants	—	—	—	262
Severance	414	—	414	—
Share-based compensation	1,270	1,244	3,944	3,425
Total research and development items	$1,684	$1,244	$4,358	$3,687

Acquisition-related expenses	$—	$625	$—	$2,594

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted EBITDA
GAAP Loss from Operations	$(15,866)	$(3,720)	$(40,457)	$(20,091)
Acquisition-related deferred revenue write-down, net of cost of revenue	328	1,177	1,167	3,641
Acquisition-related expenses	—	625	—	2,594
Acquisition-related foreign taxes on equity grants	—	—	—	942
Amortization of intangible assets	1,703	1,293	3,866	4,018
Accretion expense for acquisition-related contingent consideration	—	57	22	182
Impairment of internal-use software due to acquisition	—	—	—	2,130
Recovery of bankruptcy claim	—	—	(626)	—
Severance	756	—	756	—
Share-based compensation	6,631	6,075	21,381	16,379
Depreciation	1,449	1,258	4,057	3,949
Capitalized internal-use software development costs	—	(543)	(233)	(2,166)
Adjusted EBITDA	$(4,999)	$6,222	$(10,067)	$11,578

Free Cash Flow
Net cash provided by operating activities	$4,827	$12,193	$6,804	$3,107
Purchase of property and equipment	(3,006)	(1,770)	(4,856)	(6,290)
Capitalized internal-use software development costs	—	(543)	(233)	(2,166)
Free Cash Flow	$1,821	$9,880	$1,715	$(5,349)